HealthEquity Reports Fiscal Year and Fourth Quarter Ended January 31, 2023 Financial Results
Highlights of the fiscal year include:
•Revenue of $861.7 million, an increase of 14% compared to $756.6 million in FY22.
•Net loss of $26.1 million, compared to $44.3 million in FY22, with non-GAAP net income of $114.5 million, compared to $110.2 million in FY22.
•Net loss per diluted share of $0.31, compared to $0.53 in FY22, with non-GAAP net income per diluted share of $1.36, compared to $1.33 in FY22.
•Adjusted EBITDA of $272.3 million, an increase of 15% compared to $236.0 million in FY22.
•8.0 million HSAs, an increase of 11% compared to FY22.
•Total HSA Assets of $22.1 billion, an increase of 13% compared to FY22.
•14.9 million Total Accounts, including both HSAs and complementary CDBs, an increase of 4% compared to FY22.
Highlights of the fourth quarter include:
•Revenue of $233.8 million, an increase of 15% compared to $203.3 million in Q4 FY22.
•Net loss of $0.2 million, compared to $32.8 million in Q4 FY22, with non-GAAP net income of $31.3 million, compared to $17.0 million in Q4 FY22.
•Net loss per diluted share of less than one cent, compared to $0.39 in Q4 FY22, with non-GAAP net income per diluted share of $0.37, compared to $0.20 in Q4 FY22.
•Adjusted EBITDA of $73.6 million, an increase of 46% compared to $50.4 million in Q4 FY22.

Draper, Utah – March 21, 2023 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its fourth quarter and fiscal year ended January 31, 2023.
“Team Purple closed out fiscal 2023 in record fashion with its best year of new HSAs from sales, its highest ever HSAs, HSA Assets, and Total Accounts, and record revenue and Adjusted EBITDA,” said Jon Kessler, HealthEquity President and CEO. “In fiscal 2023, HealthEquity became the largest HSA custodian measured by both accounts and HSA Assets. In fiscal 2024, we believe we are strongly positioned to continue to outpace overall market growth, substantially improve profit margins, and execute on our vision to help our members more fully connect health and wealth.”
Fiscal year financial results
Revenue for the fiscal year ended January 31, 2023 was $861.7 million, an increase of 14% compared to $756.6 million for the fiscal year ended January 31, 2022. Revenue this year included: service revenue of $430.2 million, custodial revenue of $283.1 million, and interchange revenue of $148.4 million.
HealthEquity reported a net loss of $26.1 million, or $0.31 per diluted share, and non-GAAP net income of $114.5 million, or $1.36 per diluted share, for the fiscal year ended January 31, 2023. The Company reported a net loss of $44.3 million, or $0.53 per diluted share, and non-GAAP net income of $110.2 million, or $1.33 per diluted share, for the fiscal year ended January 31, 2022.
Adjusted EBITDA was $272.3 million for the fiscal year ended January 31, 2023, an increase of 15% compared to $236.0 million for the fiscal year ended January 31, 2022. Adjusted EBITDA was 32% of revenue, compared to 31% for the fiscal year ended January 31, 2022.
As of January 31, 2023, HealthEquity had $254.3 million of cash and cash equivalents and $925.3 million of outstanding debt, net of issuance costs. This compares to $225.4 million in cash and cash equivalents and $930.8 million of outstanding debt as of January 31, 2022.
Fourth quarter financial results
Revenue for the fourth quarter ended January 31, 2023 was $233.8 million, an increase of 15% compared to $203.3 million for the fourth quarter ended January 31, 2022. Revenue this quarter included: service revenue of $114.2 million, custodial revenue of $83.5 million, and interchange revenue of $36.1 million.
HealthEquity reported a net loss of $0.2 million, or less than one cent per diluted share, and non-GAAP net income of $31.3 million, or $0.37 per diluted share, for the fourth quarter ended January 31, 2023. The Company reported a net loss of $32.8 million, or $0.39 per diluted share, and non-GAAP net income of $17.0 million, or $0.20 per diluted share, for the fourth quarter ended January 31, 2022.
Adjusted EBITDA was $73.6 million for the fourth quarter ended January 31, 2023, an increase of 46% compared to $50.4 million for the fourth quarter ended January 31, 2022. Adjusted EBITDA was 31% of revenue, compared to 25% for the fourth quarter ended January 31, 2022.
Account and asset metrics
HSAs as of January 31, 2023 were approximately 8.0 million, an increase of 11% year over year, including 541,000 HSAs with investments, an increase of 19% year over year. Total Accounts as of January 31, 2023 were 14.9 million, including 6.9 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of January 31, 2023 were $22.1 billion, an increase of 13% year over year. Total HSA Assets included $14.2 billion of HSA cash and $7.9 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of January 31, 2023.
Business outlook
For the fiscal year ending January 31, 2024, management expects revenues of $960 million to $975 million. Its outlook for net income is between $0 and $11 million, resulting in net income of $0.00 to $0.13 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $152 million and $163 million, resulting in non-GAAP net income per diluted share of $1.74 to $1.87 (based on an estimated 87 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $320 million to $335 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, March 21, 2023 to discuss the fiscal 2023 fourth quarter and year-end results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity, Inc. call." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2023	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$254,266	$225,414
Accounts receivable, net of allowance for doubtful accounts of $4,989 and $6,228 as of January 31, 2023 and 2022, respectively	96,835	87,428
Other current assets	31,792	38,495
Total current assets	382,893	351,337
Property and equipment, net	12,862	23,372
Operating lease right-of-use assets	56,461	63,613
Intangible assets, net	936,359	973,137
Goodwill	1,648,145	1,645,836
Other assets	52,180	49,807
Total assets	$3,088,900	$3,107,102
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,899	$27,541
Accrued compensation	45,835	47,136
Accrued liabilities	43,668	57,589
Current portion of long-term debt	17,500	8,750
Operating lease liabilities	10,159	12,171
Total current liabilities	131,061	153,187
Long-term liabilities
Long-term debt, net of issuance costs	907,838	922,077
Operating lease liabilities, non-current	58,988	65,232
Other long-term liabilities	12,708	14,185
Deferred tax liability	82,665	99,846
Total long-term liabilities	1,062,199	1,101,340
Total liabilities	1,193,260	1,254,527
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2023 and 2022	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 84,758 and 83,780 shares issued and outstanding as of January 31, 2023 and 2022, respectively	8	8
Additional paid-in capital	1,745,716	1,676,508
Accumulated earnings	149,916	176,059
Total stockholders’ equity	1,895,640	1,852,575
Total liabilities and stockholders’ equity	$3,088,900	$3,107,102

HealthEquity, Inc. and subsidiaries
Consolidated statements of operations and comprehensive loss (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue
Service revenue	$114,234	$112,461	$430,196	$426,910
Custodial revenue	83,506	58,057	283,112	202,817
Interchange revenue	36,101	32,779	148,440	126,829
Total revenue	233,841	203,297	861,748	756,556
Cost of revenue
Service costs	85,079	86,119	317,360	290,302
Custodial costs	8,558	6,300	29,101	21,867
Interchange costs	5,956	5,579	25,196	20,681
Total cost of revenue	99,593	97,998	371,657	332,850
Gross profit	134,248	105,299	490,091	423,706
Operating expenses
Sales and marketing	19,201	16,317	68,849	58,605
Technology and development	52,722	45,927	193,375	157,364
General and administrative	20,833	20,876	95,628	84,379
Amortization of acquired intangible assets	23,166	23,046	94,586	82,791
Merger integration	5,110	26,383	28,596	64,805
Total operating expenses	121,032	132,549	481,034	447,944
Income (loss) from operations	13,216	(27,250)	9,057	(24,238)
Other expense
Interest expense	(14,305)	(10,748)	(48,424)	(36,572)
Other income (expense), net	1,097	(5,767)	1,271	(5,931)
Total other expense	(13,208)	(16,515)	(47,153)	(42,503)
Income (loss) before income taxes	8	(43,765)	(38,096)	(66,741)
Income tax provision (benefit)	217	(10,947)	(11,953)	(22,452)
Net loss and comprehensive loss	$(209)	$(32,818)	$(26,143)	$(44,289)
Net loss per share:
Basic	$0.00	$(0.39)	$(0.31)	$(0.53)
Diluted	$0.00	$(0.39)	$(0.31)	$(0.53)
Weighted-average number of shares used in computing net loss per share:
Basic	84,718	83,708	84,442	83,133
Diluted	84,718	83,708	84,442	83,133

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2023	2022	2021
Cash flows from operating activities:
Net income (loss)	$(26,143)	$(44,289)	$8,834
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	161,201	137,188	115,904
Stock-based compensation	62,614	52,750	42,863
Impairment of right-of-use assets	—	11,246	—
Amortization of debt issuance costs	3,261	4,448	5,102
Loss on extinguishment of debt	—	4,049	—
Change in fair value of contingent consideration	—	(2,147)	—
Gains on equity securities	—	(1,677)	—
Other non-cash items	268	1,232	1,753
Deferred taxes	(17,181)	(23,430)	(5,132)
Changes in operating assets and liabilities:
Accounts receivable	(9,570)	(11,204)	(413)
Other assets	4,620	7,464	(24,839)
Operating lease right-of-use assets	8,244	15,235	11,150
Accrued compensation	(1,282)	(3,657)	771
Accounts payable, accrued liabilities, and other current liabilities	(26,673)	(2,178)	30,422
Operating lease liabilities, non-current	(7,232)	(9,412)	(10,803)
Other long-term liabilities	(1,477)	5,377	6,007
Net cash provided by operating activities	150,650	140,995	181,619
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(504,533)	—
Purchases of software and capitalized software development costs	(45,173)	(62,708)	(51,500)
Acquisitions of HSA portfolios	(70,583)	(65,465)	(32,371)
Purchases of property and equipment	(3,371)	(8,908)	(13,093)
Proceeds from sale of equity securities	—	2,367	—
Net cash used in investing activities	(119,127)	(639,247)	(96,964)
Cash flows from financing activities:
Principal payments on long-term debt	(8,750)	(1,003,125)	(239,063)
Proceeds from long-term debt	—	950,000	—
Payment of debt issuance costs	—	(11,920)	—
Proceeds from follow-on equity offering, net of payments for offering costs	—	456,640	286,779
Settlement of client-held funds obligation, net	(603)	(486)	(3,862)
Proceeds from exercise of common stock options	6,682	9,754	8,568
Payment of contingent consideration	—	(6,000)	—
Net cash provided by (used in) financing activities	(2,671)	394,863	52,422
Increase (decrease) in cash and cash equivalents	28,852	(103,389)	137,077
Beginning cash and cash equivalents	225,414	328,803	191,726
Ending cash and cash equivalents	$254,266	$225,414	$328,803

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited) (continued)

	Year ended January 31,
(in thousands)	2023	2022	2021

Supplemental cash flow data:
Interest expense paid in cash	$43,570	$16,107	$27,686
Income tax payments (refunds), net	1,526	(5,632)	(6,022)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,595	4,640	1,930
Purchases of property and equipment included in accounts payable or accrued liabilities	69	1,414	160
Acquisitions of HSA portfolios included in accounts payable or accrued liabilities	—	1,692	—
Decrease (increase) in goodwill due to measurement period adjustments, net	(2,309)	19	5,438
Exercise of common stock options receivable	382	470	1,478
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2023	2022	2023	2022
Cost of revenue	$3,759	$2,711	$14,426	$11,258
Sales and marketing	2,685	1,324	9,821	7,001
Technology and development	3,440	2,968	13,828	13,132
General and administrative	2,420	4,047	24,539	21,359
Other expense, net	—	—	—	342
Total stock-based compensation expense	$12,304	$11,050	$62,614	$53,092
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2023	January 31, 2022	% Change
HSAs	7,984	7,207	11%
New HSAs from sales - Quarter-to-date	445	472	(6)%
New HSAs from sales - Year-to-date	971	918	6%
New HSAs from acquisitions - Year-to-date	90	740	(88)%
HSAs with investments	541	455	19%
CDBs	6,933	7,192	(4)%
Total Accounts	14,917	14,399	4%
Average Total Accounts - Quarter-to-date	14,677	14,326	2%
Average Total Accounts - Year-to-date	14,531	13,450	8%

HSA assets (unaudited)

(in millions, except percentages)	January 31, 2023	January 31, 2022	% Change
HSA cash	$14,199	$12,943	10%
HSA investments	7,947	6,675	19%
Total HSA Assets	22,146	19,618	13%
Average daily HSA cash - Year-to-date	13,049	10,579	23%
Average daily HSA cash - Quarter-to-date	13,375	12,118	10%
Client-held funds (unaudited)

(in millions, except percentages)	January 31, 2023	January 31, 2022	% Change
Client-held funds	$901	$897	0%
Average daily Client-held funds - Year-to-date	827	842	(2)%
Average daily Client-held funds - Quarter-to-date	809	822	(2)%
Net loss reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2023	2022	2023	2022
Net loss	$(209)	$(32,818)	$(26,143)	$(44,289)
Interest income	(1,179)	(82)	(1,763)	(1,501)
Interest expense	14,305	10,748	48,424	36,572
Income tax provision (benefit)	217	(10,947)	(11,953)	(22,452)
Depreciation and amortization	17,309	15,778	66,615	54,397
Amortization of acquired intangible assets	23,166	23,046	94,586	82,791
Stock-based compensation expense	12,304	11,050	62,614	52,750
Merger integration expenses	5,110	26,383	28,596	64,805
Acquisition costs (1)	—	5,915	53	10,832
Gain on equity securities	—	(15)	—	(1,692)
Amortization of incremental costs to obtain a contract	1,137	861	4,393	4,326
Costs associated with unused office space	1,170	—	4,958	—
Other	278	520	1,968	(524)
Adjusted EBITDA	$73,608	$50,439	$272,348	$236,015
(1)For the fiscal year ended January 31, 2022, acquisition costs included $0.3 million of stock-based compensation expense.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2024
Net income	$0 - 11
Interest income	(7)
Interest expense	57
Income tax provision	0 - 4
Depreciation and amortization	61
Amortization of acquired intangible assets	93
Stock-based compensation expense	88
Merger integration expenses	17
Amortization of incremental costs to obtain a contract	5
Costs associated with unused office space	4
Other expense	2
Adjusted EBITDA	$320 - 335

Reconciliation of net loss to non-GAAP net income (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss	$(209)	$(32,818)	$(26,143)	$(44,289)
Income tax provision (benefit)	217	(10,947)	(11,953)	(22,452)
Income (loss) before income taxes - GAAP	8	(43,765)	(38,096)	(66,741)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,166	23,046	94,586	82,791
Stock-based compensation expense	12,304	11,050	62,614	52,750
Merger integration expenses	5,110	26,383	28,596	64,805
Acquisition costs	—	5,915	53	10,832
Gain on equity securities	—	(15)	—	(1,692)
Costs associated with unused office space	1,170	—	4,958	—
Loss on extinguishment of debt	—	—	—	4,192
Total adjustments to loss before income taxes - GAAP	41,750	66,379	190,807	213,678
Income before income taxes - Non-GAAP	41,758	22,614	152,711	146,937
Income tax provision - Non-GAAP (1)	10,440	5,653	38,178	36,734
Non-GAAP net income	31,318	16,961	114,533	110,203

Diluted weighted-average shares	84,718	83,708	84,442	83,133
Non-GAAP net income per diluted share	$0.37	$0.20	$1.36	$1.33
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2024
Net income	$0 - 11
Income tax provision	0 - 4
Income before income taxes - GAAP	0 - 15
Non-GAAP adjustments:
Amortization of acquired intangible assets	93
Stock-based compensation expense	88
Merger integration expenses	17
Costs associated with unused office space	4
Total adjustments to income before income taxes - GAAP	202
Income before income taxes - Non-GAAP	202 - 217
Income tax provision - Non-GAAP (1)	50 - 54
Non-GAAP net income	$152 - 163

Diluted weighted-average shares	87
Non-GAAP net income per diluted share (2)	$1.74 - 1.87
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.